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Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE:	Jan. 18, 2005

Contacts Media:	Investors:	CNT Investors:	CNT Media:
Kathleen Sullivan Office: (720) 558-4435 Cell: (720) 480-5501 press.release@mcdata.com	Renee Lyall Office: (720) 558-4629 renee.lyall@mcdata.com	Greg Barnum Office: (763) 268-6110 greg_barnum@cnt.com	Gail Greener Office: (763) 268-6791 gail_greener@cnt.com

McDATA To Acquire CNT

Significantly Broadens Opportunities for McDATA with Network and Data Center Customers

Acquisition Expected to be Accretive to Non-GAAP EPS in Fiscal 2005

        BROOMFIELD, Colo., and MINNEAPOLIS, Minn.—January 18, 2005—In a major acceleration of its Global Enterprise Data Center strategy, McDATA Corporation (Nasdaq: MCDTA, MCDT), a leading provider of storage networking solutions, today announced a definitive agreement to acquire Computer Network Technology Corporation, "CNT" (Nasdaq: CMNT), a leader in the WAN extension/networking space providing storage area networking products, software, services and solutions. The all-stock transaction, valued at approximately $235 million in equity and debt (based on net debt as of October 31, 2004), will create a leader in enterprise storage networking. The combination of the companies' complementary products and services will provide customers with the long-term confidence that their strategic requirements for a storage networking infrastructure needed for increased productivity, business continuity and regulatory compliance will be met.

        "The opportunity to deliver a comprehensive, customer-driven storage networking solution to a more diverse enterprise market is compelling," said John Kelley, chairman, president and chief executive officer, McDATA. "We believe this acquisition furthers our Global Enterprise Data Center strategy of delivering a broadened tiered network infrastructure to our customers and partners that provides access to information anytime, anywhere."

        Under the terms of the agreement, which was approved by both companies' boards of directors, CNT shareholders will receive 1.3 shares of McDATA Class A common stock for each share of CNT common stock they hold. Upon completion of the transaction, which is expected in McDATA's fiscal second quarter 2005, McDATA and CNT stockholders will own approximately 76% and 24%, respectively, of the combined company.

        Operating income improvement as a result of the merger is estimated to be in the range of $25 million-$35 million annually, beginning in the first full fiscal year after closing the transaction. McDATA anticipates the combined entity will achieve McDATA's stated standalone non-GAAP operating margin target of 10% by fiscal fourth quarter 2005. One-time cash costs associated with the transaction are expected to be in the range of $40 million-$50 million. To assist in the transition, an integration office has been established with the task of planning for a combined product and services roadmap to best support McDATA's Global Enterprise Data Center initiative and meet customer and partner needs.

        Realization of the expected synergies between the two companies in fiscal 2005 is expected to result in an increase to McDATA's annual per share earnings on a non-GAAP basis. This excludes the net effects of any one-time charges related to this transaction as well as the net effect of amortization for intangible assets, amortization of deferred compensation and tax valuation allowances. These expenses, which will increase as a result of the transaction, will be included in McDATA's per share earnings on a GAAP basis.

        Both McDATA and CNT are individually distinguished by excellent technical capabilities and strong OEM and customer relationships. Current customers and partners of McDATA and CNT include Dell, EMC, Hewlett-Packard, Hitachi Data Systems, IBM, StorageTek and Sun Microsystems, as well as several additional distributors and resellers.

        By acquiring CNT, McDATA expands its growth and profitability potential through solutions, increased efficiency, a broader range of technologies, products and services and expanded sales opportunities, especially in Europe. The combination also should deliver greater value to customers, OEMs and partners by offering complete networking capability solutions across the Storage Area Network (SAN), Metro Area Network (MAN) and Wide Area Network (WAN). With CNT, McDATA will continue to build on its generational data center knowledge in ultra-high availability director class products, channel extension services and secure data movement over distance.

        "Through this transaction, it is anticipated that CNT stockholders will have an opportunity for ownership in a company poised to generate solid long-term returns through its leading position in the growing global storage networking infrastructure industry," said Tom Hudson, chairman, president and chief executive officer, CNT. "We believe our customers and partners will benefit and have their needs met rapidly and efficiently through the combined company's complete storage networking solution, coupled with greater sales, service and research and development resources. And our employees will have the advantage of becoming part of an organization with a strong and dynamic performance-driven culture." Mr. Hudson will also join McDATA's Board of Directors together with one other director of CNT, who will be determined in the future.

        The transaction is subject to certain closing conditions, including regulatory approval and approval by McDATA and CNT shareholders. The transaction is expected to qualify as a tax-free exchange.

        Credit Suisse First Boston acted as financial advisors to McDATA. Lehman Brothers acted as financial advisors to CNT. Hensley Kim & Edgington, LLC served as legal counsel to McDATA. Leonard, Street and Deinard Professional Association served as legal counsel to CNT.

Conference Call/Webcast

        McDATA will host a conference call today, Tuesday, January 18, at 6:30 a.m. Mountain Time to discuss the acquisition. To participate in this conference call, please dial (706) 679-8352. A simultaneous audio webcast of the conference call will be available at www.mcdata.com. An archive of the conference call will be available through Friday, January 21. To access the telephone replay, dial (706) 645-9291, passcode 3471243. A replay of the webcast will be available for 90 days at www.mcdata.com.

About McDATA (www.mcdata.com)

        McDATA (Nasdaq: MCDTA/MCDT), is a leader in delivering a unified information infrastructure—key to enabling a world where digital data is instantly transformed into useful information, accessed—anytime, anywhere. With more than 20 years of storage networking experience, McDATA's comprehensive product portfolio enables partners and customers around the world to reduce the total cost of storage management today and be ready to adapt to the real-time information demands of tomorrow. Trusted in the world's largest data centers, McDATA connects more than two-thirds of all of the world's networked data, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data.

About CNT

        CNT is the expert in today's most cost-effective and reliable storage networking solutions. For over 20 years, businesses around the world have depended on us to improve business efficiency, increase data availability and manage their business-critical information. CNT applies its technology, products and expertise in open storage networking architecture and business continuity to help companies build end-to-end solutions consisting of analysis, planning and design, multi-vendor integration, implementation and ongoing remote management of the SAN or storage infrastructure. For more information, visit CNT's Web site at http://www.cnt.com or call 763-268-6000.

Forward-Looking Statements

        This press release contains forward-looking statements, including forecasts of growth, future revenue, benefits of the proposed merger, and expectations that the merger will be accretive to McDATA's results and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this presentation. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; whether certain revenues grow as anticipated; the competitive environment in the storage networking industry and competitive responses to the proposed merger; and whether the companies can successfully develop new products and the degree to which these gain market acceptance.

        Actual results may differ materially from those contained in the forward-looking statements in this presentation. Additional information concerning these and other risk factors is contained in the Risk Factors sections of McDATA's and CNT's most recently filed Forms 10-K and 10-Q. McDATA and CNT undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this announcement.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT: It is expected that McDATA will file a Registration Statement on SEC Form S-4 and McDATA and CNT will file a Joint Proxy Statement/Prospectus with the SEC in connection with the Merger, and that McDATA and CNT will mail a Joint Proxy Statement/Prospectus to stockholders of McDATA and shareholders of CNT containing information about the Merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and Joint Proxy Statement/Prospectus will contain important information about McDATA, CNT, the Merger, the persons soliciting proxies relating to the Merger, their interests in the transaction and related maters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at <http://www.sec.gov>. Free copies of the Joint Proxy Statement/Prospectus and these other documents, when completed, may also be obtained from McDATA by directing a request by mail to McDATA Corporation at 380 Interlocken Crescent, Broomfield, CO 80021, telephone (720) 558-4629, or from CNT by directing a request by mail to CNT at 6000 Nathan Lane North, Plymouth Minnesota 55442, telephone (763) 268-6130.

        In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, McDATA and CNT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by McDATA and CNT at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. McDATA's and CNT's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at <http://www.sec.gov>.

        McDATA, CNT, directors and certain executive officers of McDATA and CNT may be considered participants in the solicitation of proxies in connection with the Merger. Certain directors and executive officers may have direct or indirect interests in the Merger due to securities holdings of McDATA and CNT, and consulting arrangements, service as directors and officers and rights to severance payments following the Merger. In addition, certain directors and officers, after the Merger, will be indemnified by McDATA and will benefit from insurance coverage for liabilities that may arise from their services as directors and officers of CNT prior to the Merger. Additional information regarding the participants in the solicitation will be contained in the Joint Proxy Statement/Prospectus to be filed by McDATA and CNT with the SEC.

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